UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 20, 2006

IONATRON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Suite 120, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, the Compensation Committee of the Board of Directors of the Company (the “Committee”) awarded Dana A Marshall, the Company’s President and Chief Executive Officer, a cash bonus of $60,000.

On December 26, 2006 the Committee granted stock options to the following executive officers:

Name	Number of Options

Dana A. Marshall Chief Executive Officer and President	200,000

Kenneth M. Wallace Chief Operating Officer and Chief Financial Officer	120,000

Stephen McCommon Vice President - Finance	15,000

All of such options are exercisable at one general price of $3.84 per share, vested as to one-third of the shares on the date of grant and vest as to one-third of the shares on each of December 26, 2007 and 2008.

On December 26, 2006, the Committee awarded a cash bonus of $20,000 to Kenneth M. Wallace, Chief Operating Officer and Chief Financial Officer of the Company, and a cash bonus of $10,000 to each of Joseph Hayden, Executive Vice President - Programs of the Company, and Steven McCahon, Executive Vice President - Engineering of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC.
(Registrant)

By:	/s/ Kenneth Wallace
Kenneth Wallace
Chief Operating Officer and Chief Financial Officer

Date: December 27, 2006
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